SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2007

Eagle Bancorp, Inc.

 (Exact name of registrant as specified in its charter)

Maryland	0-25923	52-2061461
(State or other jurisdiction	(Commission file number)	(IRS Employer
of incorporation)	Number)

7815 Woodmont Avenue, Bethesda, Maryland  20814

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  301.986.1800

                Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

                ☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

                ☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

                ☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

                ☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03                       Amendments to the Articles of Incorporation or Bylaws; Change in Fiscal Year

                On October 17, 2007, the Board of Directors of Eagle Bancorp, Inc. (the “Company”) unanimously approved amendments to the Company’s bylaws to authorize the Board of Directors to authorize the issuance and transfer of uncertificated shares.  The amendments are necessary in order to satisfy the requirements of The Nasdaq Global Market that the Company’s shares be Direct Registration System eligible by January 1, 2008.  The amendments, effective immediately, read in their entirety as follows:

(1)                                   The heading of Article VI of the Bylaws is amended to read in its entirety as follows:

                                                                                                “Article VI.  Shares and Their Transfer”

(2)                                   Section 1 of Article VI of the Bylaws is amended to read in its entirety as follows:

“SECTION 1.                           Uncertificated Shares; Certificates for Shares. The Board of Directors may authorize the issuance of uncertificated shares by the Corporation, and may prescribe procedures for the issuance and registration of transfer thereof, and with respect such other matters relating to uncertificated shares as the Board of Directors may deem appropriate. No such authorization shall affect previously issued and outstanding shares represented by certificates until such certificates shall have been surrendered to the Corporation.  At the time of the issuance or transfer of any uncertificated shares, the Corporation shall issue or cause to be issued to the holder of such shares a written statement of the information set forth in Section 6.2 of these Bylaws, and such other information as may be required to be included on stock certificates under Maryland law. Notwithstanding the adoption of any resolution providing for uncertificated shares, each registered holder of stock represented by uncertificated shares shall be entitled, upon request to the custodian of the stock transfer books of the Company, or other person designated as the custodian of the records of uncertificated shares, to have physical certificates representing such shares registered in such holder’s name.

Certificates representing shares of the Corporation shall be signed by the Chairman of the Board of Directors or by the Vice Chairman, the President or a Vice President and by the Treasurer or an assistant treasurer or by the Secretary or an assistant secretary of the Corporation, and may be sealed with the seal of the Corporation or a facsimile thereof.  Any or all of the signatures upon a certificate may be facsimiles if the such certificate is countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation.  If any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before the certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issue.”

(3)                                   Section 3 of Article VI of the Bylaws is amended to read in its entirety as follows:

“SECTION 3.                           Payment for Shares.  No certificate representing shares of the Corporation or evidence of uncertificated shares of the Corporation shall be issued for any shares until such share is fully paid.  The consideration for the issuance of shares shall be paid in accordance with the provisions of the Corporation’s Articles of Incorporation.”

(4)                                   Section 4 of Article VI of the Bylaws is amended to read in its entirety as follows:

SECTION 4.                                 Transfer of Shares.  Transfer of shares of capital stock of the Corporation shall be made only on its stock transfer books.  Authority for such transfer shall be given only by the holder of record thereof or by his legal representative, who shall furnish proper evidence of such authority, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Corporation.  Transfer of shares represented by certificates shall be made only on surrender for cancellation of the certificate for such shares. Transfer of uncertificated shares shall be made only upon the receipt of proper transfer instructions from the registered owner thereof. The person in whose name shares of capital stock stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

Item 9.01  Financial Statements and Exhibits

(a)  Financial Statements of Business Acquired.  Not applicable.

(b)  Pro Forma Financial Information.  Not applicable.

(c)  Shell Company Transactions.  Not applicable.

(d)  Exhibits.

                3.2                 Amended and Restated Bylaws of Eagle Bancorp, Inc.

Signatures

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE BANCORP, INC.

	By:	/s/ Ronald D. Paul
Ronald D. Paul, President, Chief Executive
Officer

Dated: October 29, 2007